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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  ------------

       Date of Report (Date of earliest event reported): December 30, 1998


                          PENNZOIL-QUAKER STATE COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                   1-14501                                76-0200625
          (Commission File Number)             (IRS Employer Identification No.)

Pennzoil Place, P.O. Box 2967, Houston, Texas             77252-2967
  (Address of principal executive offices)                (Zip Code)



      (Registrant's telephone number, including area code): (713) 546-4000


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ITEM 2.    ACQUISITIONS OR DISPOSITION OF ASSETS

           On December 30, 1998, Quaker State Corporation, a Delaware corporation ("Quaker State"), merged (the "Merger") with and into a wholly owned subsidiary of Pennzoil-Quaker State Company, a Delaware corporation (the "Company"). As a result of the Merger, Quaker State is a wholly owned subsidiary of the Company. Pursuant to the Merger, stockholders of Quaker State are entitled to receive .8204 of a share of common stock of the Company in exchange for each share of Quaker State capital stock previously owned.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)   Financial Statements of Businesses Acquired

                 The consolidated balance sheet as of December 31, 1997 and 1996, the consolidated statement of income, the consolidated statement of shareholders' equity and the consolidated statement of cash flows for the years ended December 31, 1997, 1996 and 1995 of Quaker State are incorporated herein by reference to the Annual Report on Form 10-K of Quaker State for the year ended December 31, 1997. The unaudited consolidated balance sheet as of September 30, 1998 and the unaudited consolidated statement of income and the unaudited consolidated statement of cash flows for the quarter ended September 30, 1998 of Quaker State are incorporated herein by reference to the Quarterly Report on Form 10-Q of Quaker State for the quarter ended September 30, 1998.

           (b)   Pro Forma Financial Information

                 The unaudited pro forma condensed combined balance sheet dated September 30, 1998 and the unaudited pro forma condensed combined income statement for the nine months ended September 30, 1998 and for the year ended December 31, 1997 of the Company are incorporated herein by reference to the Company's Registration Statement on Form 10, as amended, dated December 1, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PENNZOIL-QUAKER STATE COMPANY



Date:  January 13, 1998             By: /s/ DAVID P. ALDERSON II
                                       -----------------------------------------
                                        David P. Alderson II
                                        Group Vice President and Chief Financial
                                        Officer and Treasurer